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                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints James M. Rae, his/her true lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 (Exchange Act) and the rules of the Securities and Exchange Commission (SEC) thereunder (Rules);

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the filing of such form with the SEC, the New York Stock Exchange and such other agencies or persons as may be legally required; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be necessary, appropriate or desirable to comply with the applicable requirements of Section 16 of the Exchange Act and the Rules.

In connection with the undersigned's holding the position of officer or direc-tor, or 10% beneficial owner of the shares common stock (par value $.001) of MEDITECH PHARACEUTICALS, INC. or any of its affiliates.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power or substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and the Rules. This Power of Attorney shall not be affected by the subsequent disability or incompetence of the undersigned.

         This Power of Attorney shall remain in full force and effect for so long as the undersigned shall be required to file any of the aforesaid beneficial ownership reports pursuant to Section 16 of the Exchange Act and the Rules unless earlier revoked by a written instrument signed by the undersigned and delivered to the attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 24th day of March, 2005.


                                           /s/ John D. Kuhns
                                           -----------------
                                           Signature


                                           John D. Kuhns
                                           Print Name


Sworn to before me on 24th day
of May 2005.
/s/Anna Felipe
ANNA M. FELIPE
NOTARY PUBLIC, State of New York
No. 02FE6093966
Commission Expires June 9, 2007